For Ministry Use Only
À l'usage exclusif du ministère

Ministry of Government Services
Ontario
Ministère des Services gouvernementaux

CERTIFICATE
This is to certify that these articles are effective on

CERTIFICAT
Ceci certifie que les présents statuts entrent en vigueur le

MAY 05 MAI, 2017

(17)

Director / Directeur
Business Corporations Act / Loi sur les sociétés par actions

Ontario Corporation Number
Numéro de la société en Ontario

1886084

Form 3
Business Corporations Act

Formule 3
Loi sur les sociétés par actions

ARTICLES OF AMENDMENT
STATUTS DE MODIFICATION

1. The name of the corporation is: (Set out in BLOCK CAPITAL LETTERS)
Dénomination sociale actuelle de la société (écrire en LETTRES MAJUSCULES SEULEMENT) :

MCW ENERGY GROUP LIMITED

2. The name of the corporation is changed to (if applicable): (Set out in BLOCK CAPITAL LETTERS)
Nouvelle dénomination sociale de la société (s'il y a lieu) (écrire en LETTRES MAJUSCULES SEULEMENT) :

PETROTEQ ENERGY INC.

3. Date of incorporation/amalgamation:
Date de la constitution ou de la fusion :

2012/12/12

(Year, Month, Day)
(année, mois, jour)

4. **Complete only if there is a change in the number of directors or the minimum / maximum number of directors.**
Il faut remplir cette partie seulement si le nombre d'administrateurs ou si le nombre minimal ou maximal d'administrateurs a changé.

Number of directors is/are: / Nombre d'administrateurs :
Number / Nombre

or / ou

minimum and maximum number of directors is/are: / nombres minimum et maximum d'administrateurs :
minimum and maximum / minimum et maximum

5. The articles of the corporation are amended as follows:
Les statuts de la société sont modifiés de la façon suivante :

See page 1A.

(a) The name of the Corporation is changed to Petroteq Energy Inc.; and

(b) the Articles of the Corporation are amended to consolidate all of the current issued and outstanding common shares of the Corporation on the basis of one new common share for every thirty old common shares. Where the exchange results in a fractional common share, any resulting fractional common share that is less than one-half of a common share will be cancelled and each resulting fractional common share that is at least one-half of a common share will be changed to one whole common share.

6. The amendment has been duly authorized as required by sections 168 and 170 (as applicable) of the *Business Corporations Act*.
La modification a été dûment autorisée conformément aux articles 168 et 170 (selon le cas) de la *Loi sur les sociétés par actions*.

7. The resolution authorizing the amendment was approved by the shareholders/directors (as applicable) of the corporation on
Les actionnaires ou les administrateurs (selon le cas) de la société ont approuvé la résolution autorisant la modification le

2017 04 06

(Year, Month, Day)
(année, mois, jour)

These articles are signed in duplicate.
Les présents statuts sont signés en double exemplaire.

MCW Energy Group Limited

(Print name of corporation from Article 1 on page 1)
(Veuillez écrir le nom de la société de l'article un à la page une).

By/
Par :

(Signature)
(Signature)

Alex Blyumkin

Director and Executive Chairman

(Description of Office)
(Fonction)